Exhibit 1.4
(Translation)
WACOAL HOLDINGS CORP.
Regulations of the Board of Corporate Auditors
Amended on October 1, 2005
WACOAL HOLDINGS CORP.
Board of Corporate Auditors

Article 1. (Purpose)
     These Regulations shall govern the matters regarding the Board of Corporate Auditors of the Company under law and regulation and its Articles of Incorporation.
Article 2. (Organization)
     The Board of Corporate Auditors shall consist of all Corporate Auditors.
Article 3. (Purpose of Board of Corporate Auditors)
     The Board of Corporate Auditors shall be provided reports on significant matters regarding audits and shall discuss or resolve such matters; provided, however, that each Corporate Auditor shall not be precluded from exercising its power.
Article 4. (Meetings)
     Meetings of Board of Corporate Auditors shall be held regularly (once a month, in principle), but may be held from time to time whenever necessary.
Article 5. (Chairman and Persons Authorized to Convene Meetings)
1.	The Board of Corporate Auditors shall elect a chairman from among the Corporate Auditors.

2.	In addition to convocation and operation of the Board of Corporate Auditors, the chairman of the Board of Corporate Auditors shall also carry out the duties that are delegated by the Board of Corporate Auditors; provided, however, that each Corporate Auditor shall not be precluded from exercising its power.
Article 6. (Convocation Notice)
1.	Convocation notice of meetings of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date set for such meeting (which may be shortened pursuant to the provision under the Articles of Incorporation).

2.	Meetings of Board of Corporate Auditors may be held without convocation procedures if unanimous consent is obtained from all Corporate Auditors.
Article 7. (Method of Resolution)
1.	A majority of all Corporate Auditors shall be required to adopt resolutions thereat, except in case of a resolution regarding dismissal stipulated in paragraph 2 of Article 13 and the consent stipulated in Article 15.

2.	The Board of Corporate Auditors shall conduct deliberations based on sufficient materials before adopting any resolution.
Article 8. (Resolutions of Audit Policies, etc.)

1.	The Board of Corporate Auditors shall, by resolution, formulate the audit policy, audit plan, audit method and allocation of audit services before initiating an audit.
2.	In addition to the matters set out in the preceding paragraph, the Board of Directors shall adopt resolutions regarding the election of the members of Corporate Auditors, the budget for audit expenses and any other matters it deems necessary for the performance of their duties.
Article 9. (Regular Meetings with Representative Director)
1.	The Board of Corporate Auditors shall regularly meet with the Representative Director and make efforts to strengthen communication with the Representative Director by exchanging opinions regarding the issues that the Company is facing, the environment in which the Corporate Auditors are conducting their audits and issues that are important to the conduct of audits, and by making requests regarding things it deems necessary.
2.	The Board of Corporate Auditors shall explain to the Representative Director and the Board of Directors its audit policies and audit plans as well as the progress and results of audits, whenever appropriate.
Article 10. (Reports to Board of Corporate Auditors)
1.	Each Corporate Auditor shall, from time to time, report to the Board of Corporate Auditors on the progress of its duties and shall report on that progress whenever required by the Board of Corporate Auditors.
2.	Any Corporate Auditor who has received a report from an Accounting Auditor, Director, employee of the internal audit department or any other relevant person shall provide such report to the Board of Corporate Auditors.
3.	The Board of Corporate Auditors shall request reports from Accounting Auditors, Directors, employees of the internal audit department or any other relevant person whenever necessary.
Article 11. (Actions to be taken with Respect to Reports)
1.	If the Board of Corporate Auditors receives a report from a Director that a fact has been discovered that may cause material damage to the Company, or a report from an Accounting Auditor that a Director has acted improperly in carrying out his/her duties or a material fact has been discovered that may be in violation of law or regulation or the Articles of Incorporation, the Board of Corporate Auditors shall take measures as appropriate under each circumstance by conducting any necessary investigation or providing advice or recommendations to the Directors.
2.	The Board of Corporate Auditors shall also act pursuant to the preceding paragraph if it receives a report from a Director or an employee on any matter to be reported to the Board of Corporate Auditors, to the extent it deems necessary.
Article 12. (Preparation of Audit Reports)

1.	The Board of Corporate Auditors shall receive the financial statements and the audit reports from the Directors and Accounting Auditors, respectively. Any Corporate Auditor who receives such documents may act as a Standing Corporate Auditor.
2.	The Board of Corporate Auditors shall receive reports from the Corporate Auditors on the contents of the audit report and shall prepare an audit report upon discussion.
3.	If any Corporate Auditor has a differing opinion, the audit report shall state such opinion of the Corporate Auditor.
4.	Each Corporate Auditor shall affix his or her signature or seal or provide an electronic signature to the audit report, and the Standing Corporate Auditor shall be registered or recorded in the audit report.
Article 13. (Resolutions regarding Appointment, Non-Reappointment or Dismissal of Accounting Auditors)
1.	The following matters regarding the appointment, non-reappointment or dismissal of an Accounting Auditor shall be resolved at a meeting of the Board of Corporate Auditors:
(1)	Consent of a proposal regarding appointment, non-reappointment or dismissal of an Accounting Auditor to be submitted to a general meeting of shareholders;

(2)	Request for deliberation regarding the appointment, non-reappointment or dismissal of an Accounting Auditor at a general meeting of shareholders;

(3)	Request for submission of a proposal regarding the appointment of an Accounting Auditor to a general meeting of shareholders;

(4)	Appointment of a temporary Accounting Auditor in case of any vacancy in the Accounting Auditor.
2.	The dismissal of an Accounting Auditor by the Board of Corporate Auditors pursuant to any of the statutory reasons for dismissal shall be resolved by the unanimous resolution of all Corporate Auditors. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors shall report on such dismissal and explain the reason therefor at the meeting of shareholders immediately following such dismissal.
Article 14. (Consent and Request for Proposal Regarding Appointment of Corporate Auditors)
     The following matters regarding the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:
(1)	Consent of a proposal regarding the appointment of a Corporate Auditor to be submitted to a general meeting of shareholders;

(2)	Request for deliberation regarding the appointment of a Corporate Auditor at a general meeting of shareholders;

(3)	Request for submission of a proposal regarding the appointment of a Corporate Auditor to a general meeting of shareholders.
Article 15. (Consent of Board of Corporate Auditors on Exemption of Directors from Liabilities)
     The unanimous consent of all Corporate Auditors shall be required for the consent of the Board of Corporate Auditors on the following matters:
(1)	Consent of a proposal from the Board of Directors to be submitted to a general meeting of shareholders on the exemption of a Director from liability;

(2)	Consent of a proposal from the Board of Directors to be submitted to a general meeting of shareholders on the amendment of the Articles of Incorporation so as to enable the exemption of a Director from liability by a resolution of the Board of Directors;

(3)	Consent of a proposal from the Board of Directors to be submitted to a general meeting of shareholders on the amendment of the Articles of Incorporation so as to enable the execution of a limitation of liability agreement with an outside director;

(4)	Consent to the participation of the Company in the shareholders’ representative action to assist the defendant Director.
Article 16. (Deliberation on Exercise of Powers by Corporate Auditors)
     Corporate Auditors may deliberate on the following matters in advance at a meeting of the Board of Corporate Auditors when they exercise their powers or fulfill their obligations with respect to such matters:
(1)	Explanation to a shareholder in response to its questions referred to a Corporate Auditor in writing before a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of Board of Directors, etc.;

(3)	Report regarding opinions regarding proposals and documents or other matters to be submitted to a general meeting of shareholders;

(4)	Request for suspension of the acts of Directors that are in violation of law;

(5)	Statement of opinions on appointment, dismissal, resignation and remuneration of Corporate Auditors at a general meeting of shareholders;

(6)	Matters regarding lawsuits between the Company and a Director;

(7)	Any other matters regarding the filing of lawsuits, etc.

Article 17. (Deliberation on Election and Remuneration of Standing Corporate Auditors)
     Deliberation of election of Standing Corporate Auditors and remuneration thereof may be made at a meeting of Board of Corporate Auditors if all Corporate Auditors have so consented.
Article 18. (Minutes)
1.	The substance and results of the proceedings of a meeting of the Board of Corporate Auditors shall be recorded in minutes, and the Corporate Auditors present shall affix their respective names and seals. The minutes of the Board of Corporate Auditors shall be treated pursuant to the treatment of the minutes of the Board of Directors.

2.	Such minutes shall be kept for ten (10) years at the head office of the Company.
Article 19. (Administration of the Board of Corporate Auditors)
     The administration department of the Board of Corporate Auditors shall take charge of duties regarding the convocation of a meeting of Board of Corporate Auditors, preparation of the minutes and any other general matters regarding the operation of the Board of Corporate Auditors.
Article 20. (Auditing Standards of Corporate Auditors)
     Any matters regarding the audits by the Board of Corporate Auditors and the Corporate Auditors shall be governed by law or regulation or the Articles of Incorporation or by these Regulations.
Article 21. (Amendment and Abolition)
     Any amendment to or abolition of these Regulations shall be made by the Board of Corporate Auditors.
SUPPLEMENTARY PROVISIONS
     These Regulations shall take effect on October 1, 2005.
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(Established on March 1, 1983)
(Amended on June 29, 1994)
(Amended on May 13, 2002)
(Amended on April 29, 2003)
(Amended on December 28, 2004)
(Amended on October 1, 2005)

Reference Materials (1)
POWERS OF THE BOARD OF CORPORATE AUDITORS
(1)	Consent of a proposal regarding the appointment of accounting auditors (Paragraph 2, Article 3 of the Law for Special Exceptions to the Commercial Code)

(2)	Power to propose the agenda and to submit proposals regarding the appointment of accounting auditors (Paragraph 3, Article 3 of the Law for Special Exceptions to the Commercial Code)

(3)	Consent of a proposal regarding the non-reappointment of accounting auditors (Paragraph 3, Article 5-2 of the Law for Special Exceptions to the Commercial Code)

(4)	Power to propose the agenda regarding the non-reappointment of accounting auditors (Paragraph 3, Article 5-2 of the Law for Special Exceptions to the Commercial Code)

(5)	Consent of a proposal regarding the dismissal of accounting auditors (Paragraph 3, Article 6 of the Law for Special Exceptions to the Commercial Code)

(6)	Power to propose the agenda regarding the dismissal of accounting auditors (Paragraph 3, Article 6 of the Law for Special Exceptions to the Commercial Code)

(7)	Power to dismiss accounting auditors (Paragraph 1, Article 6-2 of the Law for Special Exceptions to the Commercial Code)

(8)	Appointment of a Corporate Auditor who should report about the dismissal of accounting auditors to a general meeting of shareholders (Paragraph 2, Article 6-2 of the Law for Special Exceptions to the Commercial Code)

(9)	Appointment of provisional accounting auditors (Paragraph 1, Article 6-4 of the Law for Special Exceptions to the Commercial Code)

(10)	Power to receive reports from accounting auditors (Paragraph 1, Article 8 of the Law for Special Exceptions to the Commercial Code)

(11)	Power to receive financial documents and supplemental information from Directors or liquidators (Paragraph 1 and 2, Article 12 and Paragraph 1, Article 19 of the Law for Special Exceptions to the Commercial Code and Paragraph 1, Article 420 of the Commercial Code)

(12)	Power to receive audit reports from accounting auditors (Paragraph 1, Article 13 of the Law for Special Exceptions to the Commercial Code)

(13)	Power to receive reports from a Corporate Auditor on the results, etc. of the investigation of audit reports by accounting auditors (Paragraph 1, Article 14 of the Law for Special Exceptions to the Commercial Code)

(14)	Power to prepare audit reports (Paragraph 2 through Paragraph 4, Article 14 of the Law for Special Exceptions to the Commercial Code)

(15)	Consent of a proposal regarding the appointment of Corporate Auditors (Paragraph 3, Article 18 of the Law for Special Exceptions to the Commercial Code)

(16)	Power to propose the agenda and to submit the proposals regarding the appointment of Corporate Auditors (Paragraph 3, Article 18 of the Law for Special Exceptions to the Commercial Code)

(17)	Power to receive reports from a Corporate Auditor on the state of performance of duties (Paragraph 3, Article 18-2 of the Law for Special Exceptions to the Commercial Code)

(18)	Consent of a proposal regarding the exemption of a Director from its liability to the Company (Paragraph 1, Article 19 of the Law for Special Exceptions to the Commercial Code, Paragraph 9, 13 and 21 of Article 266 of the Commercial Code)

(19)	Consent to the participation of the Company in any action or lawsuit in order to assist a Director (Paragraph 1, Article 19 of the Law for Special Exceptions to the Commercial Code, Paragraph 9, Article 266 and Paragraph 8, Article 268 of the Commercial Code)

(20)	Power to receive reports from Directors (Paragraph 1, Article 19 of the Law for Special Exceptions to the Commercial Code, Article 274-2 of the Commercial Code)

(21)	Determination of audit policies, investigation methods of the Company’s affairs and/or state of property and any other matters regarding the performance of duties by Corporate Auditors; provided, however, that each Corporate Auditor shall not be precluded from exercising his/her powers (Paragraph 2, Article 18-2 of the Law for Special Exceptions to the Commercial Code)

(22)	Prior approval of services to be received from outside auditor (Article 202 of Sarbanes-Oxley Act of 2002) (Please see reference materials (3) for details.)
     Any meeting of the Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company (Paragraph 1, Article 18-2 of the Law for Special Exceptions to the Commercial Code). A majority of all Corporate Auditors shall be required to adopt resolutions thereat, except in case of resolution regarding the dismissal of accounting auditors, the consent of a proposal regarding the exemption of a Director from liability to the Company and consent to the participation of the Company in any action or lawsuit in order to assist a Director shall be resolved by the unanimous resolution of all Corporate Auditors (Paragraph 1, Article 18-3 of the Law for Special Exceptions to the Commercial Code).

Reference Materials (2)
POWERS AND OBLIGATIONS OF INDIVIDUAL CORPORATE AUDITOR
(1)	General power to audit
(i)	Audit of performance of duties by Directors (Paragraph 1, Article 274 of the Commercial Code)

(ii)	Audit of financial statements, etc. (Paragraph 2, Article 281 of the Commercial Code)
(2)	Power to conduct investigations
(i)	The power to request business reports of the Company and the power to investigate its affairs and/or state of property (Paragraph 2, Article 274 of the Commercial Code)

(ii)	The power to request business reports of the Company’s subsidiaries and the power to investigate their affairs and/or state of properties (Article 274-3 of the Commercial Code)

(iii)	The power to request for reports from accounting auditors (Paragraph 2, Article 8 of the Law for Special Exceptions to the Commercial Code)
(3)	Powers regarding general meetings of shareholders and/or meetings of Board of Directors, etc.
(i)	Duty to provide explanations at a general meeting of shareholders (Article 237-3 of the Commercial Code)

(ii)	Duty to attend and state opinions at a meeting of the Board of Directors (Paragraph 1, Article 260-3 of the Commercial Code)

(iii)	Duty to provide reports to a meeting of the Board of Directors (Paragraph 2, Article 260-3 of the Commercial Code)

(iv)	Power to request convocation and to convene a meeting of the Board of Directors (Paragraph 3 and 4, Article 260-3 of the Commercial Code)

(v)	Duty to investigate and report on proposals or documents to be submitted to a general meeting of shareholders (Article 275 of the Commercial Code)
(4)	Powers regarding status of Corporate Auditors
(i)	The power to state opinions regarding the appointment and dismissal of a Corporate Auditor (Article 275-3 of the Commercial Code)

(ii)	The power to state opinions regarding the resignation of a Corporate Auditor (Article 275-3-2 of the Commercial Code)

(iii)	Deliberation on remuneration of Corporate Auditors (Paragraph 2, Article 279 of the Commercial Code)

(iv)	The power to state opinions regarding remuneration (Paragraph 3, Article 279 of the Commercial Code)

(v)	The power to request for payment of audit expenses (Article 279-2 of the Commercial Code)

(vi)	The power to appoint Standing Corporate Auditor(s) (Paragraph 2, Article 18 of the Law for Special Exceptions to the Commercial Code)
(5)	Powers regarding Supervision and Corrective Measures
(i)	The power to request suspension of unlawful act of a Director (Article 275-2 of the Commercial Code)

(ii)	The power to institute various actions and to file applications for proceedings (Article 247, Paragraph 2 of Article 280-15, Paragraph 2 of Article 380, Paragraph 1 of Article 381, Article 415, Paragraph 2 of Article 428, Paragraph 1 of Article 431, Paragraph 1 of Article 452 of the Commercial Code)
(6)	Other powers
(i)	The power to investigate the procedures for incorporation (Article 173-2 of the Commercial Code)

(ii)	The power to represent the Company in the action between a Director and the Company (Article 275-4 of the Commercial Code)

Reference Materials (3)
PRIOR APPROVAL OF SERVICES FROM OUTSIDE AUDITOR
(1)	Any audit service from outside auditor(s) and non-audit services permitted shall require the prior approval of the Board of Corporate Auditors.

(2)	The permitted non-audit services shall include, but not be limited to, tax services, appropriate diligence regarding acquisitions, inspection of internal control, audit of employee benefit plan.

(3)	The Standing Corporate Auditor(s) may give prior approval on any non-audit service but shall report thereon to all members at the next subsequent meeting of the Board of Corporate Auditors.
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